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                PERENNIAL DEVELOPMENT CORPORATION
                     1996 STOCK OPTION PLAN

     This Stock Option Plan was adopted this 10th day of October 1996, by Perennial Development Corporation, a Colorado corporation, upon the following terms and conditions:

     1. Definitions. Except as otherwise expressly provided in this Plan, the following capitalized terms shall have the respective meanings hereafter ascribed to them:

          (a)  "Board" shall mean the Board of Directors of the Corporation;

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended;

          (c) "Consultant" shall mean a person who provides services to the Corporation as an independent contractor;

          (d) "Corporation" means Perennial Development Corporation and each and all of any present and future subsidiaries;

          (e) "Date of Grant" shall mean, for each participant in the Plan, the date on which the Board approves the specific grant of stock options to that participant;

          (f) "Employee" shall be an employee of the Corporation or any subsidiary of the Corporation;

          (g) "Grantee" shall mean the recipient of an Incentive Stock Option under the Plan;

          (h) "Incentive Stock Option" shall refer to a stock option which qualifies under Section 422 of the Code.

          (i) "Non-statutory Option" shall mean an option which is not an Incentive Stock Option.

          (j) "Shares" shall mean the Corporation's common stock, no par value;

          (k)  "Shareholders" shall mean owners of record of any Shares; and

          (l) "Tandem Stock Option" shall mean any arrangement whereby two options, an Incentive Stock Option and a Non-statutory Option, are issued and the exercise of one option affects the right to exercise the other.

     2. Purpose. The purpose of this Stock Option Plan (the "Plan") is two-fold. First, the Plan will further the interests of the Corporation and its shareholders by providing incentives in the form of stock options to employees who contribute materially to the success and profitability of the Corporation. Such stock options will be granted to recognize and reward outstanding indiv-idual performances and contributions and will give selected employees an interest in the Corporation parallel to that of the shareholders, thus enhancing their proprietary interest in the Corporation's continued success and progress.
This
program also will enable the Corporation to attract and retain experienced employees. Second, the Plan will provide the Corporation flexibility and the means to reward directors and consultants who render valuable contributions to the Corporation.

     3. Administration. This Plan will be administered by the Board. The Board has the exclusive power to select the participants in this Plan, fix the awards to each participant, and make all other determinations necessary or advisable under the Plan, to determine whether the performance of an eligible employee warrants an award under this Plan, and to determine the amount and duration of the award. The Board has full and exclusive power to construe and interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for this Plan's administration. The Board shall have full power and authority to determine, and at the time such option is granted shall clearly set forth, whether the option shall be an Incentive Stock Option or a Non-statutory Option. However, the Board may not issue a Tandem Stock Option. Any such determination made by the Board will be final and binding on all persons. A member of the Board will not be liable for performing any act or making any determination required by or pursuant to the Plan, if such act or determina-tion is made in good faith.

     4. Participants. Any employee, officer, director or consultant that the
Board, in its sole discretion, designates is eligible to participate in this Plan. However, only key employees of the Corporation shall be eligible to receive grants of Incentive Stock Options. The Board's designation of a person as a participant in any year does not require the Board to designate that person to receive an award under this Plan in any other year or, if so designated, to receive the same award as any other participant in any year. The Board may consider such factors as it deems pertinent in selecting participants and in determining the amount of their respective awards, including, but without being limited to: (a) the financial condition of the Corporation; (b) expected profits for the current or future years; (c) the contributions of a prospective participant to the profitability and success of the Corporation; and (d) the adequacy of the prospective participant's other compensation. The Board, in its discretion, may grant benefits to a participant under this Plan, even though stock, stock options, stock appreciation rights or other benefits previously were granted to him under this or another plan of the Corporation, whether or not the previously granted benefits have been exercised, but the participant may hold such options only on the terms and subject to the restrictions here-after set forth. The Board may not issue a Tandem Stock Option under this Plan or in conjunction with any other stock option or compensation plan to any Participant. Subject to the foregoing limitation, a person who has participated in another benefit plan of the Company may also participate in this Plan.

     5. Kinds of Benefits. Awards under this Plan, if any, will be granted in options to acquire Shares as described below.

     6. Options; Expiration; Limitations. Any Incentive Stock Option granted under this Plan shall automatically expire ten years after the Date of Grant or at such earlier time as may be described in Article 9 or directed by the Board in the grant of the option. Notwithstanding the preceding sentence, no Incentive Stock Option granted to a Shareholder who owns, as of the Date of Grant, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation shall, in any event, be exercisable after the expiration of five years from the Date of Grant. For the purpose of determining under any provision of this Plan whether a share-holder owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, such Shareholder shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or bene-ficiaries.

     Upon the exercise of an option, the Corporation shall deliver to the participant certificates representing authorized but unissued Shares. The cumulative total number of shares which may be subject to options issued and outstanding pursuant to this Plan is limited to 1,000,000 shares. This amount automatically will be adjusted in accordance with Article 21 of this Plan. If an option is terminated, in whole or in part, for any reason other than its exercise, the Board may reallocate the shares subject to that option (or to the part thereof so terminated) to one or more other options to be granted under this
Plan.

     7. Option Exercise Price. Each option shall state the option price, which shall be not less than 100% of the fair market value of the Shares on the
Date of Grant or the par value thereof whichever is greater. Notwithstanding the preceding sentence, in the case of a grant of an Incentive Stock Option to an employee who, as of the Date of Grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or its Parent or Subsidiaries, the option price shall not be less than 110% of the fair market value of the Shares on the Date of Grant or the par value thereof, whichever is greater.

     During such time as the Shares are not traded in any securities market, the fair market value per share shall be determined by a good faith effort of the Board, using its best efforts and judgment. During such time as the Shares are traded in a securities market but not listed upon an established stock exchange, the fair market value per share shall be the mean between dealer "bid" and "ask" prices in the securities market in which it is traded on the Date of Grant, as reported by the National Association of Securities Dealers, Inc. If the Shares are listed upon an established stock exchange or exchanges such fair market value shall be deemed to be the highest closing price on such stock exchange or exchanges on the Date of Grant, or if no sale of any Shares shall have been made on any stock exchange on that day, on the next preceding day on which there was such a sale. Subject to the foregoing, the Board shall have full authority and discretion in fixing the option price and shall be fully protected in doing so.

     8. Maximum Option Exercise. The aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by a grantee during any calendar year
(under all such plans of the Corporation and its parent or subsidiary, if any) shall not exceed $100,000. For purposes of this Article 8, the value of stock acquired through the exercise of Non-statutory Options shall not be included in the computation of the aggregate fair market value.

     9.   Exercise of Options.

          (a) No stock option granted under this Plan may be exercised before the Grantee's completion of such period of services as may be specified by the Board on the Date of Grant. Furthermore, the timing of the exercise of any option granted under this Plan may be subject to a vesting schedule based upon years of service or an expiration schedule as may be specified by the Board on the Date of Grant. Thereafter, or if no such period is specified subject to the provisions of subsections (c), (d), (e), (f) and (g) of this Article 9, the Grantee may exercise the option in full or in part at any time until expiration of the option.

          A Grantee cannot exercise an Incentive Stock Option granted under this Plan unless, at the time of exercise, he has been continuously employed by the Corporation since the date the option was granted. The Board may decide in each case to what extent bona fide leaves of absence for illness, temporary dis-ability, government or military service, or other reasons will not be deemed to interrupt continuous employment.

          (b) Unless an Option specifically provides to the contrary, all options granted under this Plan shall immediately become exercisable in full in the event of the consummation of any of the following transactions:

               (i) A merger or acquisition in which the Company is not the surviving entity;

               (ii) The sale, transfer or other disposition of all or substantially all of the assets of the Company; or

               (iii) Any merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is issued to holders different from those who held the stock immediately prior to such merger.

          (c)  Except as provided in subsections (d), (e) and (f) of this
Article 9, a Grantee cannot exercise an Incentive Stock Option after he ceases to be an employee of the Corporation, unless the Board, in its sole discretion, grants the recipient an extension of time to exercise the Incentive Stock Option after cessation of employment. The extension of time of exercise that may be granted by the Board under this subsection (c) shall not exceed three months after the date on which the Grantee ceases to be an employee and in no case shall extend beyond the stated expiration date of the option.

          (d) If the employment of a Grantee is terminated by the Corporation for a cause as defined in subsection (i) of this Article 9, all rights to any stock option granted under this Plan shall terminate, including but not limited to the ability to exercise such stock options.

          (e) If a Grantee ceases to be an employee as a result of retirement, he may exercise the Incentive Stock Option within three months after the date on which he ceases to be an employee (but no later than the stated expiration date of the option) to the extent that the Incentive Stock Option was exercisable when he ceased to be an employee. An employee shall be regarded as retired if he terminates employment after his sixty-fifth birthday.

          (f) If a Grantee ceases to be an employee because of disability (within the meaning of Section 105(d)(4) of the Code), or if a Grantee dies, and if at the time of the Grantee's disability or death he was entitled to exercise an Incentive Stock Option granted under this Plan, the Incentive Stock Option can be exercised within 12 months after his death or termination of employ-ment on account of disability (but no later than the stated expiration date of the option), by the Grantee in the case of disability or, in case of death, by his personal representative, estate or the person who acquired by gift, bequest or inheritance his right to exercise the Incentive Stock Option. Such options can be exercised only as to the number of shares for which they could have been exercised at the time the Grantee died or became disabled.

          (g) With respect to Non-statutory Options granted to Board members, the Board may provide on the Date of the Grant that such options will expire a specified number of days after such Board member ceases to be a member of the Board. In the absence of any such provision, the option will expire on the stated expiration date of the option.

          (h) Any stock option granted under the Plan will terminate, as a whole or in part, to the extent that, in accordance with this Article 9, it no longer can be exercised.

          (i) For purposes of this Article 9, "cause" shall mean the following:

               (1)  Fraud or criminal misconduct;

               (2)  Gross negligence;

               (3) Willful or continuing disregard for the safety or soundness of the Corporation;

               (4) Willful or continuing violation of the published rules of the Corporation.

     10. Method of Exercise. Each option granted under this Plan will be deemed to be exercised when the holder of it indicates his decision to do so in writing delivered to the Corporation and concurrently tenders to the Corporation full payment in cash or by certified check for the shares to be purchased pursuant to the exercise of the option and complies with such other reasonable requirements as the Board establishes pursuant to this Plan. No person, per-sonal representative, estate or other entity will have the rights of a share-holder with respect to shares subject to an option granted under this Plan until a certificate or certificates for the shares have been delivered to the person exercising the option.

     Any option granted under this Plan may be exercised as to any lesser number of shares than the full amount for which such option has been granted. A partial exercise of an option will not affect the Grantee's rights to exercise the option from time to time in accordance with this Plan as to the remaining shares subject to the option.

     11. Taxes; Compliance with Law; Approval of Regulatory Bodies. The Corporation, if necessary or desirable, may pay or withhold the amount of any tax attributable to any amount payable or shares deliverable under this Plan and the Corporation may defer making payment on delivery until it is indem-nified to its satisfaction for that tax. Stock options are exercisable, and shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Corporation's shares are listed at any time. Any certificate issued pursuant to options granted under this Plan shall bear such legends and statements as the Board deems advisable to assure compliance with federal and state laws and regulations. No option may be exercised, and shares may not be issued under this Plan, until the Corporation has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Board deems advisable.

     Specifically, in the event that the Corporation deems it necessary or desirable to file a registration statement with the Securities and Exchange Commission or any State Securities Commission, no option granted under the Plan may be exercised, and shares may not be issued, until the Corporation has obtained the consent or approval of such Commission.

     In the case of the exercise of an option by a person or estate acquiring by bequest or inheritance the right to exercise such option, the Board may require reasonable evidence as to the ownership of the option and may require such consents and releases of taxing authorities as the Board deems advisable.

     12. Assignability. Each option granted under this Plan is not transferable other than by will or the laws of descent and distribution. Each option is exercisable during the life of the Grantee only by him.

     13. Tenure. A participant's right, if any, to continue to serve the Corporation as an officer, employee or otherwise, will not be enlarged or otherwise affected by his designation as a participant under this Plan, and such designation will not in any way restrict the right of the Corporation to terminate at any time the employment or affiliation of any participant for cause or otherwise.

     14. Amendment and Termination of Plan. The Board may alter, amend or terminate this Plan from time to time without approval of the shareholders. However, without the approval of the shareholders, no amendment will be effective that:

          (a) materially increases the benefits accruing to participants under the Plan;

          (b) increases the cumulative number of shares that may be delivered upon the exercise of options granted under the Plan or the aggregate fair market value of options which a participant may exercise in any calendar year;

          (c) materially modifies the eligibility requirements for participation in the Plan; or

          (d)  amends the requirements of paragraphs (a)-(c) of this Article
14.

     Any amendment, whether with or without the approval of shareholders, that alters the terms or provisions of an option granted before the amendment will be effective only with the consent of the participant to whom the option was granted or the holder currently entitled to exercise it, except for adjust-ments expressly authorized by this Plan.

     15. Expenses of Plan. The expenses of the Plan will be borne by the Corporation.

     16. Duration of Plan. Options may only be granted under this Plan during the ten years immediately following the earlier of the adoption of the Plan or its approval by the Shareholders. Options granted during that ten year period will remain valid thereafter in accordance with their terms and the provisions of this Plan.

     17. Other Provisions. The option agreements authorized under the Plan shall contain such other provisions including, without limitation, restrictions upon the exercise of the option, as the Board shall deem advisable. Any such option agreements, which are intended to be "Incentive Stock Options" shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an "Incentive Stock Option" as defined in Section 422 of the Code.

     18. Indemnification of the Board. In addition to such other rights of indemnification as they may have as directors, the members of the Board shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (pro-vided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director is liable for negligence or misconduct in the performance of his duties; pro-vided that within 60 days after the institution of any such action, suit or proceeding a director shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

     19. Application of Funds. The proceeds received by the Corporation from the sale of stock pursuant to options granted under this Plan will be used for general corporate purposes.

     20. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the Grantee to exercise such option.

     21. Adjustment Upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other event affecting shares of the Corporation occurs, then the number and class of shares to which options are authorized to be granted under this Plan, the number and class of shares then subject to options previously granted under this Plan, and the price per share payable upon exercise of each option outstanding under this Plan shall be equitably adjusted by the Board to reflect such changes.

     22. Number and Gender. Unless otherwise clearly indicated in this Plan, words in the singular or plural shall include the plural and singular, respectively, where they would so apply, and words in the masculine or neuter gender shall include the feminine, masculine or neuter gender where applicable.

     23. Applicable Law. The validity, interpretation and enforcement of this
Plan are governed in all respects by the laws of Colorado.

     24. Effective Date of Plan. This Plan shall not take effect until adopted by the Board. This Plan shall terminate if it is not approved by the holders of a majority of the outstanding shares of the capital stock of the Corporation, which approval must occur within the period beginning twelve months before and ending twelve months after the Plan is adopted by the Board.

                              PERENNIAL DEVELOPMENT CORPORATION

                              By/s/ David V. Hall
                                  David V. Hall, President

     I hereby certify that the foregoing Stock Option Plan was approved by the Board of Directors of Perennial Development Corporation the 10th day of October
1996.
                              /s/ Robert J. Babine
                              Robert J. Babine, Secretary

     I hereby certify that the foregoing Stock Option Plan was approved by the Shareholders of Perennial Development Corporation the 25th day of November, 1996.


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